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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-85233) of Marketing Services Group, Inc. on Form S-4 of our report with respect to Grizzard Advertising Incorporated dated June 25, 1999 (July 8, 1999 as to Note 13), appearing in the Proxy Statement/ Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Proxy Statement/ Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
October 12, 1999